EXHIBIT 10.1
THIRD AMENDMENT TO SERVICES AGREEMENT
          THIS THIRD AMENDMENT TO SERVICES AGREEMENT (the “Third Amendment”) is dated as of November 1, 2006 (but the amendment herein, shall be effective as of June 27, 2006), by and between IntraBiotics Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Hickey & Hill, Inc., a California corporation (“H&H”).
RECITALS
          WHEREAS, the Company and H&H previously entered into that certain Services Agreement, dated June 20, 2005 (the “Services Agreement”), whereby H&H provided the Company with certain administrative and financial consulting services as set forth in Exhibit A to the Services Agreement;
          WHEREAS, on June 27, 2006, the parties amended the Services Agreement to among other things, extend the Agreement for an additional term of one (1) year and set the compensation terms for the extended period, (which together with the Services Agreement, as amended, shall be referred to hereinafter as the “Agreement”); and
          WHEREAS, the Company and H&H now desire to further amend the Agreement in order to revise paragraph 9 of Exhibit A, which revision was agreed to by the Company and H&H but was inadvertently omitted from the written amendment entered into on June 27, 2006. This amendment is intended to be retroactively effective as of June 27, 2006.
AMENDMENT
          NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree that paragraph 9 of Exhibit A, to the Agreement shall be amended and restated in its entirely to read as follows as of June 27, 2006:
9.	Communicate with the board of directors, attorneys and other parties as requested by the board in connection with the class action lawsuit, administer the payment of legal fees and expenses by the Company’s D&O Insurance provider in connection with the lawsuit and respond to discovery requests; provided however that H&H will be paid at the rate of $200 per hour after devoting more than 20 hours per month responding to discovery requests, the dissolution process, a merger or acquisition or in-licensing agreements. This provision will only go into effect after Hickey & Hill has devoted 86 total hours in a given month.
          This Third Amendment supersedes any previous understandings, commitments or representations whatsoever, whether oral or written, related to the subject matter of this Third Amendment. In the event of any inconsistencies the terms of the Agreement and this Third Amendment, the terms of this Third Amendment shall control. All other terms of the Agreement shall remain in full force and effect. This Third Amendment shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

INTRABIOTICS PHARMACEUTICALS, INC.	HICKEY & HILL, INC.

By:	By:

Name:	Name:

Title:	Title: